Exhibit 99.11

LEASE

THIS LEASE (the "Lease") is made this 4th day of September, 2007 by and between GATEWAY, INC., a Delaware corporation (hereinafter designated "Landlord"), and MPC-PRO, LLC, a Delaware limited liability company (hereinafter designated as "Tenant").

WITNESSETH:
1.	DATA SHEET.

This Section 1 is an integral part of this Lease and all of the terms, dates and requirements hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following terms, whenever used in this Lease, shall have the meaning set forth in this Section 1, subject to adjustments thereto or more detailed definitions set forth elsewhere in this Lease. If there is any conflict between any of the Lease provisions set forth in this Section 1 and any other provisions of this Lease, the latter shall control.

(a)	Premises:
(1) Building: Argentina Building

(2)           Suite/Floor Number: Suite 220, 300 North Centennial Drive, North Sioux City, South                                                              Dakota 57049

(b)	Rentable Square Feet of Premises: Approximately 45,552
(c)	Total Gross Rentable Square Feet in Building: 214,594
(d)	Tenant's Percentage Share of Building: 21.22%
(e)	Lease Commencement Date: The Acceptance Certificate Date
(f)	Lease Term: Five (5) years from Lease Commencement Date
(g)	Initial Annual Base Rent: Months 1-12 $9.60 per rentable square foot (Base Rent schedule set forth in Section 5 of this Lease).
(h)	Option Term: Two (2) five (5) year option terms
(i)	Security Deposit: $36,400.00
(j)	Tenant Improvement Allowance: $0

(k)      Permitted Uses: General office, recruiting and training purposes, and any all related and incidental uses.

2.	LEASED PREMISES.

A.           In consideration of all Tenant's undertakings hereinafter set forth, including payment of rent as hereinafter specified, and contingent upon the satisfaction of all of the conditions set forth in Section 3 of this Lease (or waiver thereof), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the "Premises") that are part of the Building located at 300 North Centennial Drive in North Sioux City, South Dakota in the suite/floor area designated in Section 1(a)(2) of the Data Sheet and as shown outlined on the leasing plan attached hereto as Exhibit A, and containing the approximate number of rentable square feet set forth in Section 1(b).

B.            During the Term of this Lease, Tenant shall have the right to use, subject to the terms of this Lease, the Rules and Regulations referenced in Section 16 below, and all covenants, conditions and restrictions now or hereafter affecting the Building, the Premises; provided, however, within five (5) days of the Execution Date, Landlord shall deliver a copy of any such covenants, conditions and restrictions of which Landlord has actual knowledge to Tenant. Further, Landlord shall promptly notify Tenant in writing of any modifications to any such covenants, conditions and restrictions of which Landlord has actual knowledge.

C.            During the Term of this Lease, Tenant shall have the right at no additional cost to Tenant to the non-exclusive use of the existing 500 KW generators upon the following terms and conditions: (i) in no event shall Landlord be deemed to be making any representation and/or warranty with respect to the condition or fitness of such generator except as set forth herein; (ii) Tenant shall be responsible for its pro-rata cost of all maintenance and operation associated with the generator (as billed by Landlord within thirty (30) days following the delivery of such bill, as additional rent due under this Lease) as well as all costs associated with segregating circuits of the existing generator, or running new feeds to appropriate distribution panels; (iii) Tenant shall use such generator in accordance with applicable laws, codes, ordinances and regulations; and (iv) Tenant shall obtain the prior written consent of Landlord to any modifications, alterations, improvements or work on such generators.

D.     Tenant hereby covenants and agrees that it shall have the right to exclusive use of the building equipment, fixtures and communication cabling located in the Premises which do not service other premises in the Building throughout the Lease Term at no cost or expense to Tenant. Landlord and Tenant acknowledge and agree that Landlord is providing such property to Tenant for its use in an as-is basis without representation or warranty of any kind whatsoever, including the disclaimer of any warranties of merchantability, fitness for a particular purpose or any other thing or nature whatsoever. Tenant shall be responsible for the cost of any transportation and reconfiguration of any such items.

E.     Pending completion of fit-up for the Premises, Tenant shall have the use of temporary space provided by Landlord under the same terms and conditions as this Lease.

F.     Subject to existing rights of other Tenants, Tenant shall have a right of first refusal to enter into a lease for the remaining approximately 63,641 square feet of space adjacent to the Premises on the second floor of the Building on the same terms and conditions contained in this Lease (the “Right of First Refusal”). In the event Landlord desires to lease such additional 63,641 square feet of space, Landlord shall, subject to existing rights of other Tenants, offer the space to Tenant by notifying the Tenant in writing (the “Right of First Refusal Notice”). If Tenant does not exercise its Right of First Refusal by notifying Landlord in writing of such exercise within five (5) days after having received the Right of First Refusal Notice, Landlord shall be free to lease the space to any third party.

3.	CONDITIONS TO CLOSING.

A.    Landlord’s obligation to lease the Premises to Tenant shall be both subject to and conditioned upon the satisfaction of all of the following conditions:

1.        The Closing (as defined in the Asset Purchase Agreement) of the transaction contemplated by the Asset Purchase Agreement among Landlord, Tenant, MPC Corporation and Gateway Technologies, Inc. dated September 4, 2007 (the “Asset Purchase Agreement”).

2.        The termination or expiration of the right of first refusal to lease the Premises held by Alorica, Inc. (“Alorica”) pursuant to that Lease dated August 10, 2006 by and between Gateway Inc. and Alorica Inc. (the “Alorica Lease Agreement”).

3.        Landlord shall have received from Tenant the declaration in the form attached hereto as Exhibit B specifying the information called for therein (the “Acceptance Certificate”).

4.        Landlord shall have received from Tenant $36,400.00 to be held as collateral security for the payment of Base Rent, Additional Rent and any other sums payable by Tenant under this Lease, and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease, pursuant to Section 7 of this Agreement.

B.     Tenant’s obligation to lease the Premises from Landlord shall be both subject to and conditioned upon the satisfaction of all of the following conditions:

1.        The Closing (as defined in the Asset Purchase Agreement) of the transaction contemplated by the Asset Purchase Agreement.

2.        The termination or expiration of the right of first refusal to lease the Premises held by Alorica pursuant to the Alorica Lease Agreement.

3.        Tenant’s acceptance and approval of the Premises (which approval may be granted or withheld in its sole and absolute discretion) after having completed a “walk-through” inspection and review of the Premises.

4.	TERM AND COMMENCEMENT OF TERM.
	A.	The term of this Lease (the "Term") shall commence on the date (the "Lease Commencement Date")

that the Acceptance Certificate is delivered by Tenant to Landlord (the “Acceptance Certificate Date”), provided that all of the other conditions to closing set forth in Section 3 have been satisfied or waived.

B.     The Term shall end on the expiration of the fifth (5th) year following the Lease Commencement Date unless the Term terminates sooner pursuant to any other provision of this Lease or pursuant to law.

C.     Provided that (i) Tenant has not been in default under the Lease, and is not then in default under this Lease and no event or circumstance has occurred which, with the passage of time or the giving of notice, or both, could result in such a default, and/or (ii) Tenant has not assigned this Lease or sublet all or any portion of the Premises, Tenant may elect to extend the Lease Term for two (2) five (5) year renewal terms (each an “Option Term”) by giving Landlord written notice of its desire to do so at least nine (9) months prior to the end of the current Lease Term. In the event Tenant elects to extend the Lease Term as herein provided, the Lease shall automatically be extended for such Option Term, upon the same terms and conditions as provided for herein, except that the Base Rent shall be an amount equal to ninety-five percent (95%) of the then fair market rental value of the Premises (as determined pursuant to Exhibit E attached hereto).

5.	CONDITION OF PREMISES.

A.    Tenant hereby acknowledges and agrees that it is to demise the Premises in an "AS-IS" condition and Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. No promise of Landlord to alter, remodel or improve the Premises, and no representation respecting the condition of the Premises has been made by Landlord to Tenant. Notwithstanding any other provision herein to the contrary, Landlord shall be responsible for all plans, specifications and costs associated with demising the Premises. Upon the expiration of the term hereof, or upon any earlier termination of the term hereof or of Tenant's right to possession, Tenant shall surrender the Premises in at least as good condition as at the commencement of the term of this Lease, ordinary wear and tear excepted.

B.     Landlord and Tenant acknowledge and agree that any and all alterations to be installed by Tenant within the Premises upon the inception of the Term of this Lease shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Any and all such alterations shall comply with all of the terms and conditions of this Lease and no approval by Landlord shall be deemed a representation and/or warranty by Landlord as to the sufficiency of same or the compliance of same with any and all applicable laws, codes, rules, ordinances or regulations. Tenant shall perform any and all such work at its sole cost and expense and in a lien-free manner. Notwithstanding the foregoing, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (the “Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building, without Landlord’s prior consent. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

6.	RENT.
	A.	Tenant shall pay to Landlord the following rent under this Lease:

1.        Commencing on the Lease Commencement Date, base rent ("Base Rent") payable in advance in equal monthly installments ("Monthly Base Rent") pursuant to the schedule below. The first installment of Monthly Base Rent shall be due and payable on the execution of this Lease in an amount equal to a full month's installment, and the remaining successive installments shall be due and payable on the first day of each calendar month during the Term. If the Rent Commencement Date occurs on a day other than the first day of a month, Base Rent from the Rent Commencement Date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30) of the Monthly Base Rent for each day, and any excess paid as the first installment on the execution of this Lease shall be credited toward the second installment.

Period	Monthly Base Rent
Month 1 – 12	$ 36,441.60
Month 13 – 24	$ 37,542.44
Month 25 – 36	$ 38,681.24
Month 37 – 48	$ 39,858.00
Month 49 – 60	$ 41,072.72

2.        Commencing on the Lease Commencement Date, additional rent ("Additional Rent") consisting of all other sums of money as shall become due from Tenant under this Lease.

3.        All Base Rent and Additional Rent payable under this Lease shall be collectively referred to herein as "Rent."

B.     Tenant shall pay all Rent without demand, deduction, set-off or counterclaim. If Tenant fails to make any payment of Rent or other sums required to be paid to Landlord hereunder within five (5) business days of any payment due date, Tenant shall pay to Landlord, as Additional Rent, for each month or part thereof until paid, a late fee equal to five percent (5%) of the amount due to cover Landlord's administrative expenses, and interest until paid at the Default Rate provided under this Lease; provided, however, that should such late fee or interest at any time be deemed to violate any applicable usury laws, the late fee or interest charged shall be the highest permissible by such laws. For default in the payment of Additional Rent, Landlord shall have the same remedies as for a default in the payment of Base Rent. If Landlord shall at any time or times accept any Rent after it has become due and payable, such acceptance shall not excuse delay at subsequent times, nor constitute a waiver of any of Landlord's rights under this Lease.

7.	SECURITY DEPOSIT.

Tenant shall pay to Landlord Thirty Six Thousand Four Hundred Dollars ($36,400.00) to be held as collateral security for the payment of Base Rent, Additional Rent and any other sums payable by Tenant under this Lease, and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease; the unused portion of the Security Deposit to be repaid to Tenant after the termination of this Lease or any renewal thereof within sixty (60) days of such termination, provided Tenant shall have made all such payments of this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord at its option and without prejudice to any other remedy that Landlord may have on account thereof, may appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Base Rent, Additional Rent or any other sums due Landlord pursuant to this Lease, or loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant upon demand shall forthwith restore the Security Deposit to the original sum deposited. Tenant's failure to restore said deficiency within ten (10) business days after receiving Landlord’s written notice thereof shall constitute a Default hereunder. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

In the event of a sale or transfer of Landlord's estate or interest in the Land and Building, and Landlord’s successor-in-interest assumes Landlord’s obligations under this Lease, Landlord shall have the right to transfer the Security Deposit to the vendee or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit. Tenant shall look solely to the transferee for the return of the Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Security Deposit to a new transferee. No Mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any Mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any Mortgage) be liable to the Tenant or any other person for any or all of such sum (or any other or additional security deposit or other payment made by the Tenant under the provisions of this Lease), unless the Landlord has actually delivered it in cash to such Mortgagee or purchaser, as the case may be. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return of the Security Deposit.

No right or remedy available to Landlord or Tenant as provided in this Section shall preclude or extinguish any other right or remedy to which Landlord or Tenant may be entitled.

8.	ADDITIONAL RENT TO COVER OPERATING EXPENSES.

A.    For each calendar year of the Term, Tenant shall pay to Landlord in the manner provided in this Section 8, as Additional Rent, Tenant’s Share of Operating Expenses in connection with Landlord’s operation and maintenance of the Argentina Building (provided that by the terms of this Lease Tenant does not contract directly for such service) during the initial Lease Term and any extension thereof. Such Operating Expenses shall include, but not be limited to, electricity, gas or other utility costs, property management fee (provided, however, Tenant's share of such property management fee shall not exceed five percent (5%) of Base Rent calculated on an annual basis), real estate taxes, common area expenses, the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are intended to maintain the quality, appearance or safety of the Building and/or the project in which the Building is located, reduce other operating expenses or increases thereof (but not in excess of the reasonably estimated savings), or which are required to bring the Building and/or the project into compliance with applicable laws and building codes enacted subsequent to the date of this Lease, and insurance costs.

Operating Expenses shall not include (i) capital improvements except as authorized by this Lease; (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) ground rents or interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of leasehold improvements for Tenant or other tenants of the Building; (v) costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of Operating Expenses and Taxes; (vi) leasing commissions, attorneys fees, and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization; (viii) costs, fines or penalties incurred due to Landlord’s violation of any law; (ix) advertising and promotional expenses; (x) costs incurred because Landlord or any other tenant violated the terms of any lease, contract or other legal obligation; and (xi) costs of repairs or other work needed due to fire, windstorms, or other casualty or cause actually insured against by Landlord, except for casualty insurance deductible amounts.

B.     Prior to the determination of the actual amount of Operating Expenses, Tenant shall make monthly installment payments toward such share on an estimated basis, based on Landlord's estimate of the share. Tenant shall pay Landlord on the first day of each month of the calendar year one-twelfth (1/12th) of the Landlord's estimate.

C.     After the end of each calendar year, Landlord shall determine the amount, if any, by which the actual Operating Expenses for the calendar year varied from the estimated Operating Expenses. Landlord shall provide to Tenant a statement (the "Expense Reimbursement Statement") of this determination no later than April 1st of the following calendar year. Within twenty (20) days after delivery of the Expense Reimbursement Statement for each calendar year, Tenant shall pay to Landlord any deficiency between the amount shown and the payments made by Tenant toward such amount in accordance with paragraph 7. In the case of excess payments, Tenant shall be credited with the excess toward subsequent estimated payments. Each Expense Reimbursement Statement provided by Landlord pursuant to paragraph 7 shall be conclusive and binding upon Tenant unless within thirty (30) days after the receipt of the Expense Reimbursement Statement Tenant notifies Landlord that it disputes the correctness of the Expense Reimbursement Statement and specifies with particularity the respects in which the Expense Reimbursement Statement is claimed to be incorrect. Pending determination of the dispute, Tenant shall pay any amounts stated to be due from Tenant in accordance with said Expense Reimbursement Statement, but such payment shall be without prejudice to Tenant's position. Tenant shall have a period of sixty (60) days after delivery of the Expense Reimbursement Statement, upon at least fifteen (15) days notice to Landlord, in which to inspect during normal business hours, and at it expense, the appropriate books and records of Landlord relating to Real Estate Taxes, Insurance Costs and Operating Expenses for the purpose of verifying said Expense Reimbursement Statement. If Tenant fails to review the records or fails to give timely written notice to Landlord as required above, then Tenant shall be deemed to have accepted the Expense Reimbursement Statement.

D.     Nothing contained in this Section 8 shall be interpreted at any time to reduce the Monthly Base Rent payable under this Lease below the amounts specified for such Rent in Sections 6 and 7.

9.	SALES, USE OR OTHER TAXES.

If, during the Term, any governmental authority having jurisdiction levies, assesses or imposes any tax on Landlord, the Premises, the Building, the Land, or the Rent payable hereunder in the nature of a sales tax, a use tax, business license tax or any other tax except (i) income taxes, (ii) estate or inheritance taxes, or (iii) ad valorem real estate taxes (payment of which is provided for in Section 8 as a part of Operating Expenses), Tenant shall pay the same to Landlord as Additional Rent upon the earlier to occur of (1) fifteen (15) days following receipt by Tenant of notice of the amount of such tax or (2) at the time of, and together with, the first payment of Monthly Base Rent due following receipt by Tenant of notice of the amount of such tax. If any such tax is levied, assessed, or imposed in such manner that the amount of the tax required to be paid by Tenant is not ascertainable because the tax relates to more than the Premises or the rents payable hereunder, then Tenant shall pay a share of such taxes equal to the rentable square feet of the Premises divided by the total gross rentable square feet of the Building, as set forth in Section 1 of this Lease if such tax relates to the entirety of the Building, and if such tax is calculated or assessed other than by the entirety of the Building, then Tenant's share thereof shall be equitably determined by Landlord.

10.	USE.

A.    Tenant shall use and occupy the Premises solely for general office, recruiting and training purposes conducted by the Gateway operations acquired under the Asset Purchase Agreement and for no other purpose without the written consent of Landlord.

B.     Tenant shall not commit nuisance or waste on the Premises. Tenant shall not use or occupy the Premises or use the Building or any portion of either for any unlawful, disorderly, or hazardous purpose, or in a manner that will obstruct or interfere with the rights of other occupants or their invitees or in any way injure or annoy them. Tenant shall not conduct or permit any activity, or place any equipment, in or about the Premises or the Building that shall in any way increase the rate of insurance premiums on the Building or on any personal property kept in the Building, or conflict with fire laws or regulations or with any insurance policy on the Building or such personal property. Landlord shall have the right to prescribe the maximum weight and position of safes and other heavy equipment or fixtures that Tenant desires to install in the Premises.

C.     Landlord further covenants and agrees during the Term and any renewals or extensions thereof to use its best efforts to assist Tenant in the procurement of economic development, government aid, or similar assistance which may be available for Tenant, including providing any required Landlord consents, verifications, confirmations or certificates on behalf of Tenant not to be unreasonably withheld or delayed.

D.     Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including, without limitation, all federal and state occupational health and safety and handicap access requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office and cleaning supplies in normal quantities so long as such use comports with all applicable laws. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous or toxic materials that may be required by any governmental agency. Tenant shall also, from time to time upon request by Landlord, execute such commercially reasonable affidavits concerning Tenant's best knowledge and belief regarding the presence of hazardous or toxic materials in the Premises. Landlord shall have the right at any time to perform an assessment of the environmental condition of the Premises and of Tenant's compliance with this Section at Landlord’s sole cost and expense. As part of any such assessment, Landlord shall have the right, upon reasonable prior notice to Tenant, to enter and inspect the Premises and to perform tests (including physically invasive tests), provided those tests are performed in a manner that minimizes disruption to Tenant. Tenant will cooperate with Landlord in connection with any assessment by, among other things, promptly responding to inquiries and providing relevant documentation and records. Landlord shall have no liability to Tenant with respect to the results of any such assessments, inspections or tests. Notwithstanding the above, the reasonable cost of the assessment/testing shall be reimbursed by Tenant to Landlord if such assessment/testing determines that Tenant failed to comply with the requirements of this Section, and in that event Tenant shall accept custody and arrange for the disposal of any hazardous materials found in the test samples. In all events Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous or toxic materials caused by Tenant, its agents, employees, contractors, subtenants or licensees. The foregoing covenants shall survive the expiration or earlier termination of this Lease.

Landlord hereby represents and warrants to Tenant that, to the best of Landlord’s knowledge, as of the execution of this Lease and as of the delivery of the Premises to Tenant: (a) no hazardous or toxic materials are, will be, or have been stored, treated, disposed of, or incorporated into, on, or around the Premises in violation of any applicable statutes, ordinances or regulations; (b) the premises are in material compliance with all applicable environmental, health, and safety requirements; and (c) any business heretofore operated on the Property has disposed of its waste in accordance with all applicable statutes, ordinances, and regulations. Landlord has no knowledge of any pending or threatened action or proceeding arising out of the condition of the Premises or any alleged violation of environmental, health, or safety statutes, ordinances or regulations. In no event shall Tenant be liable for, or responsible for any remediation efforts related to, hazardous or toxic materials that impact the Premises, Building or Land prior to the Lease Commencement Date or that impact the Premises, Building or Land after the expiration or earlier termination of this Lease. Further, in no event shall Tenant be liable for any contamination arising out of or related to the acts or omissions of Landlord, its agents, employees, contractors and other tenants on the Premises or in the Building or the Land.

11.	CARE OF THE PREMISES.

Tenant shall at its expense keep the Premises (including all improvements, Landlord’s furniture, fixtures, and equipment, and all other property contained in the Premises) in a neat and clean condition, and in good order and repair, and shall surrender the Premises at the end of the Term in as good order and condition as they were at the commencement of the Term, reasonable wear and tear excepted. Tenant shall at its expense obtain janitorial service for the Premises in a manner sufficient to maintain same in a neat and clean condition.

12.	ALTERATIONS BY TENANT.

A.    Tenant shall not make or permit any improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise ("Alterations"), to the Premises or to the Building without the prior consent of Landlord (both as to whether any such alterations may be made at all and as to the manner in which they may be made) in each instance (which approval shall not be unreasonably withheld, conditioned or delayed). As used in this Section, the term "Alterations" includes, but is not limited to, the installation, modification or removal of carpeting; partitions; counters; doors; air conditioning equipment, including ductwork; plumbing; piping; lighting fixtures; electrical wiring of any kind, hardware; locks; ceilings;, windows; and window and wall coverings.

B.     Alterations may be made only at Tenant's expense, by contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, and only after (i) Tenant has obtained all necessary permits from governmental authorities having jurisdiction and furnished copies of the permits to Landlord, (ii) Tenant has submitted complete plans and specifications to Landlord, and (iii) Landlord has given Tenant its approval as provided above. Landlord shall have the right to have the making of any Alterations supervised by its architects, contractors, or workmen at Tenant's expense. If any mechanic's, materialman's or similar lien is filed against the Premises, the Building, or the Land for work done or materials supplied to Tenant, or claimed to have been done for or supplied to Tenant, the lien shall be discharged by Tenant within ten (10) days thereafter, solely at Tenant's expense, by paying off or bonding the lien, and Tenant shall indemnify and hold Landlord harmless from any and all expenses, liens, claims, or damage to persons or property including, but not limited to, the Building, that may arise from the making of any Alterations. If any Alteration is made without the prior consent of Landlord, Landlord may correct or remove the Alteration at Tenant's expense. Following completion of the Alterations, Tenant shall deliver to Landlord a complete set of "as built" plans on electric media showing the Alterations, or shall reimburse Landlord for any expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations.

13.	EQUIPMENT.

Tenant shall not install or operate in the Premises any equipment or other machinery, other than standard size office copiers, and other machines requiring similar low electric consumption without (i) first obtaining the consent of Landlord (who may condition such consent upon the payment by Tenant of Additional Rent in compensation for additional consumption of utilities or additional wiring needed for the equipment of machinery), and (ii) securing any necessary permits from governmental authorities and utility companies and furnishing copies of such permits to Landlord. Tenant shall not install any equipment or machinery that necessitate any changes, replacements or additions, to, or in the use of, the water, heating, plumbing, air conditioning, or electrical systems of the Building without first obtaining the prior consent of Landlord (which approval shall not be unreasonably withheld or delayed). Business machines and equipment belonging to Tenant that cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any other tenant shall be installed and maintained by Tenant, at Tenant's expense, only on vibration eliminators or other devices sufficient to eliminate the noise and vibration.

14.	ALTERATIONS, EQUIPMENT AND OTHER PROPERTY BELONGING TO LANDLORD/REMOVAL OF PERSONAL PROPERTY.

                A.Any Alterations and other improvements and any equipment, machinery, furniture, furnishings, and other property, installed or located in the Premises or the Building by or on behalf of Landlord or Tenant (except for "Tenant's Personal Property," as hereinafter defined) shall immediately become the property of Landlord and shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the end of the Term, Tenant's Personal Property, and provided, further, that if Landlord should elect that any Alterations be removed at the end of the Term, Tenant shall cause the same to be removed at Tenant's expense or reimburse Landlord for doing so. The term "Tenant's Personal Property" shall mean all equipment, machinery, improvements, furniture, fixtures, furnishings and other property now or hereafter installed or placed in or on the Premises or the Building by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (i) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building, (ii) is removable without damage to the Premises or the Building, and (iii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any Alterations, or any improvements or other property installed or placed in or on the Premises as part of Landlord's Work, whether or not any such Alterations, improvements, or other property were at Tenant's expense.

B.     Tenant shall remove all Tenant's Personal Property and Trade Fixtures from the Premises at the termination of this Lease. Any property belonging to Tenant or any other person that is left in the Premises after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove the property, and Tenant shall not have any right to compensation or claim against Landlord for the value of such property.

15.	LANDLORD'S ACCESS TO PREMISES.

Landlord and its agents may, at any reasonable time upon reasonable prior notice (except in an emergency, when no such notice shall be required) and without liability to Tenant, other than liability for personal injuries and damages resulting directly from the gross negligence of Landlord or its servants, enter the Premises to examine them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Building; provided, however, that in the case of an emergency, Landlord may enter the Premises at any time, with or without notice, whether or not said entry is reasonable. Tenant shall allow the Premises to be exhibited by Landlord or its agents upon forty-eight (48) hours prior notice (i) to any representative of lending institutions or to any prospective purchaser or purchasers of the Building, and (ii) during the last twelve (12) months of the Term or renewal term, to prospective tenants of the Premises or other space in the Building.

16.	SERVICES AND UTILITIES.

So long as Tenant is not in default under this Lease, Landlord shall provide the following facilities and services to Tenant the costs of which shall be included as Operating Expenses:

A.    Central heating and air conditioning during the seasons of the year when these services are normally and usually furnished, and within the temperature ranges and in such amounts normally or usually furnished in comparable office buildings in North Sioux City, South Dakota with Tenant to pay its proportionate share of the cost of utilities incurred to provide such heating and air conditioning within thirty (30) days of Landlord’s invoice therefor.

B.     Cleaning of the lobby in Landlord's standard manner and provision of water services to lavatories as normally or usually furnished in comparable office buildings in North Sioux City, South Dakota.

C.     Electrical facilities to furnish sufficient electrical power to Tenant's equipment installed in accordance with Section 13 hereof; provided, however, Tenant shall be responsible to pay any and all costs associated with the use and consumption of any such electrical utility services as Operating Expenses.

D.     Access to the Premises on a full-time twenty-four (24) hour basis, subject to such regulations as Landlord may impose for security reasons. Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the non-capital cost thereof shall be included within the definition of Operating Expenses. Tenant hereby acknowledges that existing security improvements are satisfactory.

Any failure by Landlord to furnish the foregoing service resulting from Unavoidable Delays, as hereinafter defined, or from temporary interruption of the foregoing services due to repairs or maintenance, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, or relieve Tenant from Tenant's obligations under this Lease; provided Landlord uses commercially reasonable efforts to restore such services. For purposes of this Section 16 and of Section 32, the term "Unavoidable Delays" shall mean any delays due to strikes; labor disputes; shortages of material, labor or energy; acts of God; governmental restrictions; enemy action; civil commotion; fire; unavoidable casualty or other causes beyond the control of Landlord and which do not arise from the gross negligence or willful misconduct of Landlord, its officers, agents, employees and licensees.

If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service for the Premises or the Building, Landlord and Tenant shall comply with such requirements whether or not the utilities and services referred to in this Section are thereby reduced or otherwise affected, without reduction or adjustment of Rent hereunder.

Landlord and its agents shall be permitted reasonable access to the Premises, and the right to install facilities within or through the Premises, in order to install and service the systems deemed necessary by the Landlord to provide to other tenants of the Building the services and utilities referred to in this Section.

17.	RULES AND REGULATIONS.

Tenant and its agents and invitees shall abide by and observe the rules and regulations attached hereto as Exhibit C and such other rules and regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building, provided such rules and regulations do not unreasonably interfere with Tenant’s permitted use of the Premises and do not contradict the terms and provisions of this Lease. Nothing contained in this Lease shall be interpreted to impose upon Landlord any duty or obligation to enforce any such rules and regulations, or the provisions contained in any other lease against any other tenant, and Landlord shall not be liable to Tenant for any violation of these rules, regulations, or lease provisions by any other tenant or its agents or invitees.

18.	INDEMNIFICATION.

A.    Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, and expenses, including attorney's fees, arising from Tenant's use of the Premises or from any act permitted, or any omission to act, in or about the Premises or the Building by Tenant or its agents, employees, contractors, or invitees, or from any breach or default by Tenant of this Lease; provided, however, nothing contained herein shall require Tenant to indemnify Landlord against matters resulting from the gross negligence or willful acts or omissions of Landlord or Landlord’s agents, employees, contractors or invitees, or other Tenant or its agents, employees, contractors, or invitees. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

B.     Landlord shall indemnify and hold Tenant harmless from and against any and all claims, demands, liabilities, and expenses, including attorney's fees, arising from Landlord’s ownership and use of the Premises and the Building, or from any act permitted, or any omission to act, in or about the Premises or the Building by Landlord or its agents, employees, contractors, or invitees, or from any breach or default by Landlord of this Lease; provided, however, nothing contained herein shall require Landlord to indemnify Tenant against matters resulting from the negligence or willful acts or omissions of Tenant or Tenant’s agents, employees, contractors or invitees, or other Tenant or its agents, employees, contractors, or invitees.

19.	REPAIR OF DAMAGE CAUSED BY TENANT.

All uninsured injury or damage to the Premises or the Building caused by Tenant or its agents or invitees shall be repaired by Landlord at Tenant's expense.

20.	LANDLORD NOT LIABLE FOR DAMAGE TO PERSONAL PROPERTY OR PERSON.

All property of Tenant, its agents or invitees, or of any other person, in or on the Premises or the Building, shall be and remain at the sole risk of Tenant or such agent, invitee or person. Landlord shall not be liable for any damage to or theft or loss of such property, whether or not caused by the act or omission of any person, including Landlord and its agents or invitees, or by the bursting, leaking or overflowing of water, sewer, steam or sprinkler pipes, or heating or plumbing fixtures; air conditioning or heating failure; gas odors; noise; or any other act or thing, unless such damage to or theft or loss of such property results directly from the gross negligence or willful misconduct of Landlord and then only to the extent that Tenant, its agents, invitees, or any other persons are not compensated therefor by insurance. In no event shall Landlord be liable for any interruption of or loss to Tenant's business that may result from any of the acts or causes described above. Landlord shall not be liable for any personal injury to Tenant, its agents or invitees, or to any other person, arising from the use, occupancy or condition of the Premises or the Building other than liability for personal injuries resulting directly from the negligence or willful misconduct of Landlord, and then only to the extent that Tenant is not compensated therefor by insurance.

21.	FIRE AND OTHER CASUALTY.

A.    If the Premises shall be damaged by fire or other casualty other than as a result of the fault or negligence of Tenant, and such fire or other casualty is insured against by Landlord, and Landlord shall have received from such insurance sufficient proceeds to fully repair all of the damage caused by such fire or other casualty, Landlord shall repair the damage, provided that Landlord shall have no obligation to repair damage to or replace Tenant's Personal Property or any other property located in the Premises, and the Lease shall not terminate. Except as otherwise provided herein, if the entire Premises are rendered untenantable by reason of any such damage, Rent shall abate for the period from the date of the damage to the date the damage is repaired as determined by Landlord, and if only a part of the Premises are so rendered untenantable Rent shall abate for the same period in the proportion that the area of the untenantable part bears to the total area of the Premises; provided, however, that if prior to the date when all the damage has been repaired part of the Premises so damaged are rendered tenantable and shall be or could be used or occupied by or through Tenant, then the amount by which Rent abates shall be apportioned for the period from the date of such actual or available use or occupancy to the date when all the damage has been repaired as determined by Landlord. No compensation or reduction of Rent shall be paid or allowed by Landlord for inconvenience, annoyance, or injury to Tenant's business arising from the need to repair the Premises or the Building.

B.     Notwithstanding the provisions above, if the Building shall be so damaged by fire or other casualty that, as determined by Landlord, substantial reconstruction of the Building is required (whether or not the Premises have been damaged or rendered untenantable), then Landlord, at its option, may give Tenant, within sixty (60) days after the fire or other casualty, written notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate (whether or not the Term shall have commenced) upon the expiration of thirty (30) days from the date of notice with the same effect as if the date of expiration of the thirty days were the date initially fixed for expiration of the Term, and all rents shall be apportioned as of such date.

C.     If the Premises or the Building should be damaged by fire or other casualty due to the negligence or misconduct of Tenant, Landlord shall have no obligation to repair the Premises or the Building, and this Lease shall, at Landlord's option, not terminate and Landlord shall, at Tenant's expense, have the right to pursue any legal and equitable remedies available to it. Notwithstanding the foregoing, in the event of a fire or other casualty to the Premises with respect to which Landlord does not elect to so terminate this Lease, and which is not caused by the negligence or misconduct of Tenant, then so long as Tenant is not in default under this Lease beyond applicable notice and cure periods, in the event Landlord fails to repair the damage within that period of time which is the earlier of (i) one (1) year following the date of such fire or other casualty, and (ii) nine (9) months after receipt by Landlord of sufficient insurance proceeds to repair the damage and any and all applicable licenses, permits and approvals with respect thereto (such time periods being extended for any periods of delay caused by force majeure (defined for purposes of this paragraph as strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, or other reason of like nature, not the fault of Landlord) or the acts of Tenant or its agents, contractors or employees), then in such event Tenant shall be entitled to terminate this Lease upon not less than thirty (30) days prior written notice and opportunity to cure to Landlord, such notice of termination to be given, if at all, prior to the date Landlord repairs such damage.

22.	TENANT'S INSURANCE.

A.    Tenant, at Tenant's expense, shall obtain and maintain in effect at all times during the Term insurance policies providing at least the following insurance coverage:

1.        A policy of fire and extended coverage insurance, i.e., an "all risk" policy, covering all Tenant's Personal Property and Trade Fixtures and all other property in the Premises for not less than the full replacement value. Any and all proceeds of such insurance shall be used only to repair or replace the items so insured.

2.        A policy covering business interruption to Tenant's business in an amount equal to one hundred percent (100%) of the estimated gross annual income of Tenant's business.

3.        A comprehensive general liability insurance policy, naming Landlord and any mortgagee of the Land or Building as additional insureds and protecting Landlord, Tenant and any such mortgagee against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises, Building or Land, or arising from any of the items set forth in Section 18 against which Tenant is required to indemnify Landlord, with such policy to afford protection with a limit of not less than $1,000,000 with respect to bodily injury, personal injury, or death to any one person, with a limit of not less than $3,000,000 with respect to bodily injury, personal injury, or death in any one occurrence, and with a limit of not less than $3,000,000 with respect to damage to property in any one occurrence. Landlord may require Tenant, at Tenant's expense, to increase the limits of said insurance during the Term, if, in the exercise of prudent business judgment, the Landlord deems the current limits of Tenant's policy to be inadequate.

B.     All insurance policies required to be obtained and maintained by Tenant under this Lease must (i) be issued by insurance companies rated “A-“ or better, with a minimum size rating of “VIII”, by Bests Insurance Guide and Key Ratings; (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or its mortgagees may carry; (iii) contain an express waiver of any right of subrogation by the insurance company against Landlord, its agents and mortgagees; and (iv) provide that the policy may not be canceled or non-renewed unless Landlord shall have received at least fifteen (15) days prior written notice of cancellation or nonrenewal. Tenant shall deliver to Landlord certified copies, or duplicate originals, of each such policy or renewal policy, together with evidence of payment of all applicable premiums, at least ten (10) days before the Lease Commencement Date and at least thirty (30) days before the expiration of the expiring policies previously furnished. Any insurance required of Tenant under this Section may be carried under a blanket policy covering the Premises and other locations of Tenant, provided Tenant shall deliver to Landlord a duplicate original or certified copy of each blanket policy, or other evidence satisfactory to Landlord of blanket coverage and provided further that said blanket policy shall specifically set forth the amount of insurance allocated to Tenant's insurance requirements under this Lease. Neither the issuance of any such insurance policy nor the minimum limits specified in this Section with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

C.     In the event of increases in the insurance rates for fire insurance or other insurance carried by Landlord due to activity or property on or about the Premises or the Building, or for improvements to the Premises other than Building Standard improvements, for which Tenant is responsible, Tenant shall be liable for such increases and shall reimburse Landlord within ten (10) days of Tenant’s receipt of Landlord’s written demand therefor. Statements by an insurance company or by the applicable insurance rating bureau that such increases are due to such activity, equipment or improvements shall be conclusive evidence for determining said liability of Tenant.

23.	WAIVER OF SUBROGATION.

Landlord and Tenant each hereby releases the other, its agents, invitees, or visitors from any claims for damage or loss to any person or to the Premises, the Building, any property contained therein, or any other property, caused by or resulting from any risks insured against under any insurance policies carried by Landlord or Tenant and in force at the time of any such damage or loss to the extent such damage or loss is actually compensated by insurance proceeds, regardless of the cause of the damage or loss (including the negligence of Landlord or Tenant or their respective agents).

24.	CONDEMNATION.

A.    If the whole or a substantial part of the Building or the Land is taken or condemned by any governmental authority for any purpose (or is transferred to any governmental authority in lieu of condemnation, such transfer being deemed a condemnation for purposes of this Lease), Landlord shall have the right at its sole discretion to terminate the Lease upon sixty (60) days notice to Tenant, and upon the giving of such notice by Landlord the Term shall terminate as of the date title vests in the authority, and the rent shall be abated on that date.

If the whole or a substantial part of the Leased Premises is taken or condemned by any governmental authority for any purpose (or is transferred to any governmental authority in lieu of condemnation, such transfer being deemed a condemnation for purposes of this Lease), Landlord or Tenant shall have the right at its sole discretion to terminate the Lease upon sixty (60) days notice to the other Party, and upon the giving of such notice the Term shall terminate as of the date title vests in the authority, and the rent shall be abated on that date.

B.     If less than a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose, or if a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose, but Landlord does not elect to terminate this Lease pursuant to the preceding paragraph, provided that at least some portion of the Premises is taken, Rent shall be equitably adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect. For purposes of this Section, a substantial part of the Premises, the Building or the Land shall be considered to have been taken or condemned if, in the reasonable opinion of Landlord, the taking or condemnation shall prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately prior to such taking or condemnation. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation or termination of this Lease, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation or for the value of any unexpired portion of the Term or for any property other than Tenant's Personal Property, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that in the event of a total taking, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant's Personal Property and for any relocation expenses compensable by statute, and receive such awards therefor as may be allowed in the condemnation proceedings if such awards shall be made in addition to and stated separately from the award made for the Premises, the Building or the Land. Landlord shall have no obligation to contest any taking or condemnation.

25.	DEFAULT PROVISIONS AND REMEDIES.
	A.	Default of Tenant. The following events shall be a default ("Default") of Tenant under this Lease:
		1.	Failure of Tenant to pay any Rent when due.

2.        Failure of Tenant to perform or comply with any provision of this Lease to be performed or complied with by Tenant (other than provisions for the payment of Rent), and such failure continues for fifteen (15) days after notice from Landlord to Tenant specifying the failure (provided, however, if such failure cannot be cured within such fifteen (15) day period, Tenant shall not be in default if Tenant, within such fifteen (15) day period, commences and diligently proceeds with all actions necessary to cure such failure); provided, however, that if Tenant has received two (2) such notices within the immediately preceding 365-day period, no notice of any such failure shall be required.

3.        If Tenant, any guarantor of Tenant or, if Tenant is a partnership or consists of two or more persons, any such partner or person, shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file a petition or answer seeking any reorganization, arrangement composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy acts or any other present or future applicable federal, state, or other statue or law, or shall make an assignment for the benefit of creditors, or shall seek or consent to or acquiesce in the appointment of a trustee, receiver or liquidator of Tenant or of such guarantor, partner, or person.

4.        If any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, is filed against Tenant, any guarantor of Tenant, or, if Tenant is a partnership, against any such partner of Tenant, whether by filing of a petition or otherwise, and such preceding shall not have been dismissed within ninety (90) days after the filing thereof; or if a trustee, receiver or liquidator is appointed for Tenant or for any guarantor or, if Tenant is a partnership, any such partner of Tenant, without the consent or acquiescence of Tenant, and such appointment shall not have been vacated or otherwise discharged within ninety (90) days after such appointment; or, if any execution or attachment shall be issued against the property of Tenant or of any guarantor or partner of Tenant, pursuant to which execution or attachment the Premises shall be taken or occupied or attempted to be taken or occupied; or

5.        If Tenant fails to take possession of the Premises as of the Lease Commencement Date or vacates or abandons the Premises or ceases to carry on its ordinary activities in the Premises prior to normal expiration of the Term.

B.   Remedies Upon Default. Upon the occurrence of a Default, Landlord shall have the right, at its election, then or at any time thereafter:

1.        To give Tenant thirty (30) days written notice of Landlord's intent to terminate this Lease, and on such date Tenant's right of use and possession of the Premises shall cease and this Lease shall thereupon be terminated; or

2.        Without demand or notice, to reenter and take possession of all or any part of the Premises, and expel Tenant and those claiming through Tenant, and remove the property of Tenant and any other person, either by summary proceedings or by action at law, in equity or otherwise, without being deemed guilty of trespass and without prejudice to any remedies for nonpayment or late payment of Rent or breach of covenant.

If Landlord elects to reenter under this Subsection B.(2), Landlord may terminate this Lease, or from time-to-time without terminating this Lease, may relet all or any part of the Premises, as agent for Tenant, for such term or terms and at such rental and such other terms and conditions as Landlord may deem acceptable, with the right to make alterations and repairs to the Premises. No such reentry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless notice of such intention is given to Tenant under subsection B.(1) above, or unless the termination be decreed by a court of competent jurisdiction at the instigation of Landlord. Landlord shall mitigate its damages by making commercially reasonable efforts to relet the Premises, or any part thereof, for the account of Tenant.

C.	Liability of Tenant. If Landlord terminates this Lease or reenters the Premises pursuant to

Subsection B above, Tenant shall remain liable (in addition to accrued liabilities) for (i) any unpaid Rent earned at the time of termination, plus interest thereon from the due date at the rate ("Default Rate") of ten percent (10%) per annum or two percent (2%) per annum above the prime rate of interest announced from time to time by the Bank of America (or such other bank that may serve from time to time as the lead bank for the Landlord), whichever is higher; provided, however, that if such interest is limited by law to a lesser amount, Landlord shall be entitled to the maximum amount of interest permitted by law, (ii) Rent and any other sums provided for in this Lease until the date this Lease would have expired had such termination not occurred, (iii) any and all expenses (including, but not limited to, attorney's fees and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in curing any Default by Tenant, in painting, altering, repairing or dividing the Premises, in protecting and preserving the Premises by use of watchmen and caretakers, and in reletting the Premises, and (iv) any other amount necessary to compensate Landlord for any other loss suffered by Landlord by Tenant's failure to perform its obligations under this Lease (excluding consequential damages), less the net proceeds received by Landlord from any reletting prior to the date this Lease would have expired if it had not been terminated. Tenant agrees to pay to Landlord the amount so owed above for each month during the term, at the end of each such month. Any suit brought by Landlord to enforce collection of such amount for any one month shall not prejudice Landlord's right to enforce the collection of any such amount for any subsequent month. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including attorney's fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease. Tenant's liability shall survive the institution of summary proceedings and the issuance of a warrant thereunder.

D.  Liquidated Damages. If Landlord terminates this Lease pursuant to Section B above, Landlord shall have the right at any time, at its sole option, to require Tenant to pay to Landlord on demand, as liquidated and agreed final damages in lieu of Tenant's liability under Subsection C above, (i) the then present cash value of the Rent and all other sums which would have been payable under this Lease from the date of such demand to the date when this Lease would have expired if it had not been terminated; provided, however, that if such damages are limited by law to a lesser amount, Landlord shall be entitled to prove as liquidated damages the maximum amount permitted by law.

In making the foregoing computation for liquidated damages, the then present cash value of Rent and all other sums which would have been payable under this Lease from the date of demand to the date the Lease would have expired if it had not been terminated shall be deemed to be the sum which, if invested at three percent (3%) per simple interest, would produce such Rent and other sums over the period of time in question. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease plus interest thereon at the Default Rate from the due date.

E.   Waiver. Tenant, on its own behalf and on behalf of all persons claiming through Tenant, including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, that Tenant and all such persons might otherwise have under any present or future law (i) to redeem the Premises, (ii) to reenter or repossess the Premises, or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any reentry by Landlord, or any expiration or termination of this Lease, whether such dispossession, reentry, expiration or termination of this Lease shall be by operation of law or pursuant to the provisions of this Lease. The words, "dispossession," "reenter," reentry" and "reentered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

F.   Right to Enjoin, Etc. In the event of any breach or threatened breach by Tenant or any persons claiming through Tenant of any of the provisions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law, in equity, or otherwise as if reentry, summary proceedings or other specific remedies were not provided for in this Lease.

G.   Right of Distress. Landlord shall, to the extent permitted by law, have (in addition to all other rights) a right of distress for rent.

H.  Default of Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord remains in default beyond the aforementioned cure period, Tenant shall have the right to exercise any rights and remedies available to it under applicable South Dakota law.

26.	RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT.

If Tenant defaults in the making of any payment or in the doing of any act required to be made or done under this Lease by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and the expense thereof, if made or done by Landlord, with interest thereon at the Default Rate, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder due and payable with the next payment of Monthly Base Rent; but the making of such payment or the doing of such act shall not operate to cure the default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

27.	WAIVER.

No failure by Landlord or Tenant to insist upon the strict performance by the other party of any provisions of this Lease, or to exercise any right or remedy for default hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any such Tenant’s default, shall constitute a waiver of the default or of the provision, and no default shall be waived or modified except by a written instrument executed by Landlord or Tenant. No waiver of any default or compromise, or settlement of any proceeding instituted by Landlord or Tenant, shall affect or alter this Lease or constitute a waiver of any of its provisions, but each and every provision of this Lease shall continue in full force and effect with respect to any other then existing or subsequent default. No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct Monthly Base Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check for payment of Rent or any other amounts owed to Landlord be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or other amount owed or to pursue any other remedy provided in this Lease or at law. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall operate as a termination of this Lease or as a surrender of the Premises.

28.	HOLDING OVER.

If Tenant shall be in possession of the Premises after the termination of this Lease (whether by normal expiration of the Term or by early termination thereof pursuant to Landlord's remedies, or otherwise), at Landlord's option, (i) Landlord may deem Tenant to be occupying the Premises as a tenant from month to month, at one hundred fifty percent (150%) of the Base Rent and Additional Rent in effect for the last full month of the Term, and subject to all other provisions of this Lease as applicable or adjusted to a month-to-month tenancy or (ii) Landlord may exercise any other remedies it has under this Lease or at law or in equity, including an action for wrongfully holding over.

29.	SUBORDINATION AND ATTORNMENT.

Tenant agrees that this Lease is subject and subordinate to the lien of any and all deeds of trust or mortgages ("Mortgages", which term shall include both construction and permanent financing and all ground or other underlying leases from which Landlord's title is or hereafter may be derived) that may now or hereafter encumber or otherwise affect the Land or the Building, or Landlord's leasehold therein, and to any and all renewals, extensions, modifications, recastings or refinancings thereof. Landlord further agrees to execute, and use its reasonable efforts to furnish to Tenant (promptly as to any existing mortgagee and immediately as to any future mortgagee of the Premises) a commercially reasonable non-disturbance agreement in favor of Tenant. If requested by Landlord, Tenant shall promptly execute and deliver to Landlord any certificate or other document evidencing or effecting such subordination as Landlord may request in its sole discretion, subject to the conditions set forth in this Section 29. Landlord may execute said certificate or other document on behalf of Tenant if Tenant does not execute and deliver to Landlord said certificate or other document within five (5) days after receiving it. Tenant agrees that if any proceedings are brought for the foreclosure of any such mortgage or deed of trust, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, shall recognize the purchaser as the landlord under this Lease, and shall make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant agrees that if any proceedings are successfully brought for the termination of any ground lease, or if any other remedy is successfully exercised by the ground lessor whereby the ground lessor succeeds to the interest of tenant under the ground leases, Tenant, if required to do so by the ground lessor, shall attorn to the ground lessor, shall recognize the ground lessor as the landlord this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off. Tenant waives the provisions of any law, statute or regulation, now or hereafter in effect, that may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that such foreclosure or termination or other proceeding is prosecuted or completed. Anything contained in the provisions of this Section to the contrary notwithstanding, any Mortgagee may at any time subordinate the lien of its

Mortgage to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the land records, and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had, were this Lease executed and delivered before the execution of such Mortgage.

30.	ASSIGNMENT AND SUBLETTING.

A.    Tenant shall not, without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld, conditioned or delayed) (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder: (ii) sublet the Premises or any part thereof, or permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant; or (iii) permit the assignment or other transfer of this Lease or any part of Tenant's rights hereunder by operation of law (provided, however, Tenant may transfer or assign this Lease to a parent, subsidiary or affiliate company, or to the surviving entity in any merger, consolidation, or acquisition involving Tenant without the requirement of obtaining Landlord’s consent provided that Tenant shall give written notice thereof to Landlord, including reasonable substantiation of the status of such transferee within one of the foregoing described groups, and no such transfer or assignment shall terminate or otherwise affect the continuing liability under this Lease of the originally named Tenant or any prior transferee). Any attempted or purported transfer, assignment, mortgaging or encumbering of this Lease or any of Tenant's interest hereunder and any attempted or purported subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee or occupant.

B.     The consent by Landlord to any assignment, transfer, or subletting to any party shall not be construed as a waiver or release of Tenant under the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a wavier or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment, transfer or subletting be construed to relieve Tenant from giving Landlord said thirty (30) days notice, or from obtaining the consent of Landlord to any further assignment, transfer or subletting. In the event that Tenant defaults under this Lease, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord

C.     In the event Landlord gives Tenant its consent to assign, transfer or sublet all or a portion of the Premises to a third party, any monthly rent or other payment or consideration accruing to Tenant as the result of such assignment, transfer or sublease that is in excess of the rent then payable by Tenant under this Lease shall be paid by Tenant to the Landlord monthly as Additional Rent. Tenant shall pay, as Additional Rent, for any cost and expenses, including attorney's fees, incurred by Landlord in connection with any proposed or purported assignment, transfer or sublease, not to exceed $1,000.00.

D.     Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter in to any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises that provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts of sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

31.	TRANSFER BY LANDLORD.

Landlord may freely sell, assign, or otherwise transfer all or any portion of its interest under this Lease or in the Premises or the Building, and in the event of any such sale, assignment or other transfer, (i) the party originally executing this Lease as Landlord, and any successor or affiliate of such party and without further agreement between Landlord and Tenant, shall be relieved of all liability to Tenant under this Lease and Tenant shall thereafter be bound to such purchaser, assignee or other transferee, as the case may be, with the same effect as though the latter had been the original Landlord hereunder, and (ii) the terms of this Lease shall not be affected unless otherwise agreed to in writing by Tenant.

32.	INABILITY TO PERFORM.

This Lease and the obligations of Tenant to pay Rent, and the obligations of the parties to perform all of the provisions on the part of such party to be performed shall in no way be affected, impaired or excused, nor shall a party have any claim against the other for damages, because a party, due to Unavoidable Delays (as defined in Section 16), is unable to fulfill any of its obligations under this Lease, including, but not limited to, the obligations to supply any service expressly or impliedly to be supplied, make any repairs, replacements, additions, alterations, or decorations or supply any improvements, equipment or fixtures.

33.	ESTOPPEL CERTIFICATES.

Tenant shall, without charge, at any time and from time to time, within five (5) business days after receipt of written request therefor by Landlord, execute, acknowledge and deliver to Landlord, at Landlord's option, the estoppel certificate attached hereto as Exhibit D and/or a written estoppel certificate certifying to Landlord, any mortgagee, assignee of a mortgagee, or any purchaser of the Building, or any other person designated by Landlord, as of the date of such estoppel certificate, the following: (i) that Tenant has accepted and is in possession of the Premises; (ii) that, to the best of Tenant’s knowledge, all of Landlord's Work has been satisfactorily completed (or if not, specifying in detail the Landlord's Work not satisfactorily completed); (iii) whether or not this Lease is unmodified and in full force and effect (or, if there are any modifications, specifying such modifications in detail); (iv) whether or not there are any then existing set-offs or defenses against the enforcement of the Lease against Tenant, and if so specifying the same in detail; (v) the dates, if any, to which any rent or other charges have been paid in advance; (vi) that Tenant has no knowledge of any then uncured defaults under the Lease on the part of Landlord (or if Tenant has such knowledge, specifying the same in detail); (vii) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (viii) the address to which notices to Tenant shall be sent.

34.	COVENANTS OF LANDLORD.

Landlord covenants that it has the right to make this Lease, and that if Tenant shall pay all Base Rent and Additional Rent and perform all of Tenant's obligations under this Lease when due, Tenant shall, during the Term and any renewal terms subject to the provisions of this Lease, quietly occupy and enjoy the Premises without molestation or hindrance by Landlord; provided however, that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon each Landlord only with respect to breaches occurring during its ownership of the Landlord's interest hereunder.

35.	WAIVER OF JURY TRIAL.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises or any claim of injury or damage.

36.	BROKERS.

Landlord and Tenant each represents and warrants to the other that (except as hereinafter set forth) neither of them has employed any broker in carrying on any negotiations relating to this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty. Any representation or statement by a leasing company, broker or any third party (or employee thereof) engaged by Landlord as an independent contractor that is made with regard to the Premises or the Building shall not be binding upon Landlord nor shall serve as a modification of this Lease, and Landlord shall have no liability therefor except to the extent such representation is also contained herein or is approved in writing by Landlord.

37.	CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use and possession of the Premises or giving rise to any claim for set-off or abatement of rent.

A.	To change the Building's name or street address.
B.	To install, affix, maintain and remove any and all signs on the exterior or interior of the Building;

provided, however, Landlord acknowledges that Tenant desires certain signage, and Landlord agrees to cooperate as reasonably required to accomplish this task at the sole cost and expense of Tenant and subject to the approval of Landlord and applicable municipal authorities, Tenant shall be permitted to install exterior signage on the Building at its sole cost and expense.

C.     To designate and/or approve or disapprove, prior to installation, all window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting, that may be visible from the exterior of the Building.

D.     To decorate or make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building or any part thereof, and for such purposes to enter the Premises, and during the continuance of any such work, to temporarily close doors, entry ways, common or public spaces and corridors in the Building and to interrupt or temporarily suspend Building obligations hereunder, so long as the Premises are reasonably accessible. Landlord will coordinate with Tenant to minimize to a reasonable extent any interruption to Tenant’s business.

E.     To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

F.     To retain absolute dominion and control over all common or public space within the Building notwithstanding any obligations of Tenant to pay rent or expenses for a pro rata portion thereof.

38.	NOTICES.

No notice, request, consent, approval, waiver or other communication that may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and is delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid, addressed as follows:

If to Landlord:	Gateway, Inc.
610 Gateway Drive
North Sioux City, SD 57049
Attn: Lease Administration
With a copy to:	Gateway, Inc.
7565 Irvine Center Drive
Irvine, California 92618
Attn: General Counsel and Senior Director, Workplace Resources
If to Tenant:	MPC Corporation
906 East Karcher Road
Nampa, Idaho
Attention: Chief Financial Officer
With a copy to:	Holland & Hart, LLP
101 S. Capitol Blvd., Ste. 1400
Boise, ID 83702
Attn: Brian T. Hansen

or at any other address that may be given by one party to the other by notice in accordance with this Section. Such notices and other communications, if sent by registered or certified mail, shall be deemed to have been given at the time of mailing. All payments of Rent and any other payments that may become due from Tenant to Landlord under this Lease shall be made to Landlord at the address specified in this Section, or to such other person or at such other address as Landlord may, from time-to-time, designate in a notice to Tenant. Any payments of Rent other than in cash shall not be considered rendered until honored as cash by depository. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in this Section and to such address as such Mortgagee shall designate.

39.	LIMITATION ON LANDLORD LIABILITY.

Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of Landlord in and to the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of

Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, to Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Building. No property owned by any officer or partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

40.	SIGNAGE.

Tenant shall have the non-exclusive right to install Tenant’s Percentage Share of available exterior signage for the Building. Except as provided in the foregoing sentence or as otherwise approved in writing by Landlord in its sole and absolute discretion, Tenant shall have no right to maintain signs in any location on the exterior of the Building or in the interior of the Building that are visible in any material respect from the exterior of the Building. The design, graphics, material, style, color and other physical aspects of any permitted exterior sign shall be subject to Landlord’s written approval, not to be unreasonably withheld. Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirements for such signage. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor. If Tenant fails to maintain its sign in good condition or if Tenants fails to remove same upon the expiration or early termination of this Lease, and repair and restore any damage caused by the sign or its removal, Landlord may, do so at Tenant’s expense. Landlord shall have the right to temporarily remove any exterior signs in connection with any repairs or maintenance in or upon the Building, provided, however (a) Landlord shall use reasonable efforts to cause such period of time during which such signage is removed to be as short as possible, (b) Landlord shall remove and re-install such signage at Landlord’s sole cost and expense, and (c) Landlord shall be responsible to repair any damage (whether to such signage or the Building) arising as a result of such removal. The term “sign” as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banner, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics. The term “available exterior signage” shall mean such exterior signage allowed by applicable code or regulation, without recourse to variance or special exception, or in the absence of any such applicable code or regulation such exterior signage allowed by Landlord in its reasonable discretion.

41.	MISCELLANEOUS PROVISIONS.

A.    Benefit and Burden. Except as otherwise expressly set forth herein, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and assigns.

B.     Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of South Dakota, without giving effect to the choice of law rules thereof.

C.     No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

D.     No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

E.     Pronouns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places in this Lease in which the context may require such substitution or substitutions. For convenience, the Landlord and Tenant have been referred to in neuter forms in this Lease.

F.     Captions. The captions used herein are for convenience of reference only and are not part of this Lease, and shall in no way be deemed to define, limit, describe, or modify the meaning of any provision of this Lease.

G.     Meaning of Including. Whenever the word "including" is used herein it shall be deemed to mean "including, but not limited to".

H.     Invalidity of Particular Provisions. If any term or provision of this Lease or applications thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the applications of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

I.      Counterparts. This Lease has been executed in counterparts, but all counterparts shall constitute one and the same legal document.

J.      Entire Agreement. This Lease, and any exhibits and addenda attached hereto, contain and embody the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise between the parties not contained in this Lease or in the exhibits or addenda, if any shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by the party to be charged therewith.

K.     Mortgagee's Performance. Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

L.     Mortgagee's Liability. No Mortgagee not in possession of the Premises or the Building shall have any liability hereunder.

M.    Recordation. Upon either party’s request, the other party shall execute and acknowledge a short form of this Lease for purposes of recordation. Tenant shall execute and deliver to Landlord a quitclaim deed or other instrument reasonably necessary to remove any such short form of this Lease from record title to Landlord's property within ten (10) days' written request from Landlord following the expiration or earlier termination of this Lease.

N.     SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control ("OFAC"). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and date first written.

LANDLORD:
GATEWAY, INC.,
a Delaware corporation
By: /s/ John Goldsberry
Name:	John Goldsberry
Title:	SVP & CFO

TENANT:
MPC-PRO, LLC ,
a Delaware limited liability company
By: /s/ Curtis Akey
Name: Curtis Akey
Title: Vice President

EXHIBIT A

LEASING PLAN

A–1

EXHIBIT B

DECLARATION BY LANDLORD AND TENANT

AS TO DATE OF DELIVERY AND ACCEPTANCE OF

POSSESSION, LEASE COMMENCEMENT DATE, ETC.

Attached to and made part of the Lease dated the 4th day of September, 2007 entered into by and between Gateway, Inc. as Landlord and MPC-PRO, LLC as Tenant.

Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on the _________________ day of _________________, 2007. The Lease is in full force and effect; as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date; and Tenant has no right of set-off against any rentals. The Lease Commencement Date is hereby established to be ____________________, 2007. The Term of the Lease shall terminate on ________________________.

LANDLORD:
GATEWAY, INC.,
a Delaware corporation
By:
Name:
Title:

TENANT:
MPC-PRO, LLC ,
MPC-PRO, LLC ,
a Delaware limited liability company
By:
Name:

                                                                                                Title:

B–1

EXHIBIT C
RULES AND REGULATIONS

The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building. Adherence to these rules and regulations by each and every tenant contributes to a safe and un-annoyed occupancy in the Building. Any violations of these rules and regulations by any tenant which continues after notice from Landlord shall be sufficient cause for termination, at the option of the Landlord, of the tenant's lease.

The Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) any such waiver shall not relieve the tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver of a rule or regulation granted to any tenant shall relieve any other tenant from the obligation of complying with the rule or regulation unless such other tenant has received a similar waiver in writing from Landlord.

1.        The sidewalks, entrances, passages, plazas, courts, elevators, vestibules, stairways, corridors or halls or other parts of the building not occupied by any tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the tenant's premises. Landlord shall have the right to control and operate the Common Areas, and the facilities furnished for the common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of other tenants of the Common Areas.

2.        No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's premises, without the written consent of the Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color acceptable to Landlord, and attached in the manner approved by Landlord.

3.        No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant's premises to the building without the prior written consent of Landlord, in the event of the violations of the foregoing by any tenant. Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. All interior signs on the doors and directory table shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4.        No show cases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the Common Areas without the prior written consent of Landlord.

5.        The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant whose employees, agents, visitors or licensees shall have caused the same.

6.        There shall be no marking, painting, drilling into or other form of defacing or damage of any part of a tenant's premises or the building. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within its premises or elsewhere within or on the outside of the building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

7.        No tenant shall make, or permit to be made, any disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing, or any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

8.        No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about a tenant's premises. No cooking shall be done or permitted by any tenant on its premises. No tenant shall cause or permit any unusual or objectionable odors to originate from its premises.

9.        No space in or about the Building shall be used for the manufacture, storage, or sale or auction, of merchandise goods or property of any kind.

C–1

10.      No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon a tenant's premises.

11.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with its premises, including any keys to the premises, to rooms and offices within the premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by tenant, and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks. On termination of a tenant's lease, the tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets, and vault doors, if any remaining in the premises.

12.      All removals, or the carrying in or out of the safes, freight, furniture or bulky matter of any description, must take place in such manner and during such hours as Landlord may require. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease.

13.      Any person employed by a tenant to do janitorial work within the tenant's premises must obtain Landlord's consent prior to commencing such work, and such person shall, while in the building and outside of said premises, comply with all instructions issued by the superintendent of the building. No tenant shall engage or pay any employees on the tenant's premises, except those actually working for such tenant on said premises.

14.      No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person whose repeated violations of Building regulations have caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants.

15.      Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

16.      Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building.

17.	Each tenant, before closing and leaving its premises at any time, shall see that all lights are turned off.

18.      Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the management of the Building.

19.      Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

20.      No water cooler, plumbing or electrical fixture shall be installed by the tenant without Landlord's prior written consent.

21.      There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

22.      Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

23.	Mats, trash or other objects shall not be placed in the public corridors.

24.      Drapes installed by Landlord for the use of any tenant or drapes installed by tenant which are visible from the exterior of the building must be cleaned by such tenant at least once a year, without notice, at such tenant's own expense.

C–2

EXHIBIT D
ESTOPPEL CERTIFICATE

________________________, 20_____

Re:	Lease Dated:
Lease Commencement Date:
Landlord:
Tenant:
Premises:

The undersigned, Tenant in the above-described Lease, hereby confirms, as of the date hereof, the following:

1. That it is in full and complete possession of the Premises, such possession having been delivered by the Landlord and having been accepted by the undersigned, and that the Tenant is paying Base Rent in monthly installments of $____________, and that rents have been paid through ______________________, 20_____.

2. That the improvements and space required to be furnished by the terms of the Lease have been completed in all respects to the satisfaction of the undersigned and are open for the use of the undersigned, its customers, employees and invitees.

3. That all duties of an inducement nature required of the Landlord in said Lease have been fulfilled.

3. That said Lease is a bona fide Lease and in full force and effect; that there is no existing default on the part of the Landlord or the Tenant in the terms thereof (or if there are any defaults, specifying each such default); and that said Lease has not been amended, modified, supplemented or superseded except as follows (if none, so state):

4. That no rents have been prepaid except as provided by said Lease, that, to the best of the undersigned’s knowledge, the undersigned does not now have or hold any claim against Landlord which might be set off or credited against future accruing rents.

5. That the undersigned has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein, except that it has received notice of an Assignment of Leases and Rents (as additional security) dated the _______ day of _______________, 20_____, to you.

8. That the undersigned will not enter into any modification, amendment, or supplement to the Lease with Landlord without the prior written consent and approval of Lender.

9. That rents provided in said Lease commenced to accrue on the _______ day of ______________________, 20_______.

10. That the undersigned has not subordinated and shall not subordinate its Lease to the lien of any other mortgage or deed of trust without the prior written consent and approval of Lender.

__________________________________
Tenant

D–1

STATE OF	)
) ss.
COUNTY OF	)

SUBSCRIBED AND SWORN TO before me this _______ day of _____________________, 20____.

___________________________________
Notary Public

My Commission expires:

_____________________

D–2

EXHIBIT E

FAIR MARKET RENT

The term "Market Rent" shall mean the fair market rental value for the Premises at the time in question which Landlord sets forth in a notice (hereinafter referred to as the "Market Rent Notice") to Tenant. No later than thirty (30) days after Tenant may exercise Tenant's option to extend the Lease for the Option Term, Landlord shall send the Market Rent Notice to Tenant for said Option Term and shall specify in the Market Rent Notice for each of the five (5) years contained in the Option Term as applicable. In the event that Tenant shall, in good faith, disagree with the Market Rent set forth in the Market Rent Notice established by Landlord for the Premises, Tenant shall, within ten (10) days after receipt of the Market Rent Notice, furnish Landlord with a written explanation in reasonable detail of the basis for Tenant's good faith disagreement, the amount which, in Tenant's good faith opinion, is the Market Rent for each of the five (5) years contained in the Option Term (hereinafter referred to as the "Tenant's Notice"). If Tenant's Notice is not received by Landlord within said ten (10) day period, the Market Rent shall be the Market Rent set forth in the Market Rent Notice to Tenant. If Tenant's notice is received by Landlord within said ten (10) day period, the Market Rent for the Premises shall be established as follows:

1.        No later than twenty (20) days following the receipt of the Market Rent Notice from Landlord, Tenant shall select an individual as an appraiser of its choice and give Landlord written notice of such appraiser's name, address and telephone number.

2.        Within ten (10) days after receipt of such notice by Landlord, Landlord shall select an appraiser of its choice and give Tenant written notice of such appraiser's name, address and telephone number.

3.        The two appraisers so selected by Landlord and Tenant shall then select an individual as a third appraiser within fifteen (15) days after receipt by Tenant of Landlord's notification as to its selection of an appraiser, and furnish Landlord and Tenant written notice of such appraiser's name, address and telephone number.

4.        All appraisers selected pursuant to this Paragraph shall be M.A.I. appraisers, unless Landlord and Tenant shall otherwise agree in writing, each having at least ten (10) years experience with commercial property in Union County, South Dakota. Each of the three (3) selected appraisers shall then determine the fair rental value of the Leased Premises for each of the five (5) years of the Option Term, as applicable and the Market Rent hereunder for each of such five (5) years contained in the Option Term, as applicable, shall be determined to be the average of the three (3) appraisals for each such years; provided, in no event shall Market Rent for the first year of the Option Term be deemed to be less than the Base Rent for the last year of the Renewal Term, and in no event shall the Market Rent for any successive year of the Option Term be less than the Base Rent for the prior year.

5.        If the procedure set forth in above in (a)(i) through and including (a)(iv) is implemented, and if for any reason whatsoever (including, without limitation, the institution of any judicial or other legal proceedings), the Market Rent for any Option Term has not been finally determined prior to the first day of said Option Term, then the amount of the Market Rent set forth by Landlord in good faith in the Market Rent Notice shall be the Market Rent for all purposes under the Lease until such time as the Market Rent is finally determined as set forth above, and Landlord and Tenant shall, by appropriate payments to the other, correct any overpayment or underpayment which may have been made prior to such final determination.

6.        If Landlord fails to select its appraiser in the manner and within the time specified in (a)(ii) above, then the Market Rent for the Option Term shall be the Market Rent set forth in Tenant's Notice.

7.        If Tenant fails to select its appraiser in the manner and within the time specified in (a)(i) above, then the Market Rent for the Option Term shall be the Market Rent set forth in the Market Rent Notice.

8.        If the appraisers selected by Landlord and Tenant fail to appoint the third appraiser within the time and in the manner prescribed in (a)(iii) above, then Landlord and/or Tenant shall promptly apply to the local office of the American Arbitration Association for the appointment of the third appraiser.

9.        All fees, costs and expenses incurred in connection with obtaining the appraisals and the arbitration procedure set forth in this section shall be shared equally by Landlord and Tenant; however, Landlord and Tenant shall each bear their own attorneys' fees incurred with respect to this procedure.

3739389_7.DOC

E–1